Exhibit 99.1

For Immediate Release

SUPERVALU AGREES TO PARTICIPATE IN ACQUISITIONS OF RAINBOW

STORES IN THE TWIN CITIES

Independent retailers Jerry’s Enterprises, Lund Food Holdings, Inc., Haug Enterprises and Radermacher Enterprises also sign acquisition agreements

Minneapolis, Minnesota — May 7, 2014 — SUPERVALU INC. (NYSE: SVU), the owner of CUB Foods,  along with four Twin Cities-based independent grocery retailers, today announced they had each entered into definitive agreements to acquire certain Rainbow Foods grocery stores.  In total, they agreed to acquire 18 Rainbow grocery stores, including 13 Rainbow pharmacies and three Rainbow liquor stores in Minnesota.  Jerry’s Enterprises, Haug Enterprises, Lund Food Holdings, and Radermacher Enterprises have joined SUPERVALU in executing these agreements. Once completed, the acquired stores are intended to be operated by SUPERVALU, a Cub franchisee or an independent retailer as 10 new CUB Foods locations, two new Byerly’s locations and six locations are expected to be operated under the Rainbow banner.

Of the 18 stores, SUPERVALU will have 100 percent ownership in three CUB stores, majority ownership in two CUB stores, minority ownership in three CUB stores and 100 percent ownership in two Rainbow stores as well as 100 percent ownership interest in eleven pharmacies.  Roundy’s will be selling these 18 stores for approximately $65 million plus inventory.  SUPERVALU’s aggregate purchase price across its multiple purchase agreements is approximately $35 million in cash plus the cost of inventory that will be purchased at the closing of the Rainbow store sale.  In addition, as part of the transactions, SUPERVALU will assume certain lease obligations and certain multi-employer pension liabilities related to the stores being acquired by SUPERVALU.

“SUPERVALU is thrilled to participate in this consortium of retailers that is acquiring Rainbow stores,” said Sam Duncan, SUPERVALU’s president and chief executive officer. “We’re especially pleased that highly respected independent retailers here in the Twin Cities are also acquiring Rainbow stores. These independent retailers are great customers to SUPERVALU who understand the importance of being a strong community grocer.”

CUB Foods consists of a combination of corporate-owned and franchised locations.  Following the close of the transactions, CUB Foods will total 66 stores in the Twin Cities and 77 stores banner-wide (including 76 stores in Minnesota and one store in Illinois). As part of acquiring these stores and with seasonal employment needs, CUB Foods expects to make more than 1,000 job offers in the coming months.

“For nearly five decades, CUB Foods has been a trusted grocer and innovator in the Twin Cities,” said Mike Stigers, CUB Foods president.  “This community has always been important to us and it is our continued desire to deliver great products, excellent service and an incredible overall value in the grocery store. With more stores under the CUB Foods brand and being serviced out of our distribution center in Hopkins, we will be better positioned to improve our efficiencies and explore ways to bring even stronger value and price competitiveness to our shoppers going forward.”

The transactions are subject to customary closing conditions and are expected to be completed by the end of the summer.

A complete listing of the stores and addresses included in these transactions is below.  Media interviews and store photos or video are available upon request.

Locations of Rainbow stores included in the multiple transactions

The 10 new CUB stores will be located at:

•                  Chaska — 200 Pioneer Trail

•                  Eagan  — 1276 Town Centre Drive

•                  Lakeville — 17756 Kenwood Trail

•                  Minneapolis (Lagoon) — 1104 Lagoon Avenue

•                  Minneapolis (Quarry) — 1540 New Brighton Road

•                  Oakdale — 7053 10th Street North

•                  Plymouth (6th Avenue) — 10200 6th Avenue North

•                  Roseville (includes stand-alone liquor store) — 1201 Larpenteur Avenue

•                  St. Louis Park (includes stand-alone liquor store) — 5370 16th Street West

•                  St. Paul (Arcade) — 892 Arcade Street

The two new Byerly’s stores will be located at:

•                  Eden Prairie — 970 Prairie Center Drive

•                  Woodbury (includes stand-alone liquor store) — 7050 Valley Creek Plaza

The six Rainbow stores will be located at:

•                  Maplewood — 2501 White Bear Avenue

•                  Minneapolis (Lake Street) — 2919 26th Avenue South

•                  Plymouth (Plymouth Station) — 16705 County Road 24

•                  Richfield — 140 West 66th Street

•                  St. Paul (Midway) — 1566 University Avenue West

•                  West St. Paul — 1660 Robert Street South

About Cub Foods

CUB Foods offers customers the freshest produce, widest selection and food expertise throughout the store to meet their everyday grocery needs. In addition to innovative local, ethnic and organic food sections, CUB Foods stores offer shoppers multiple in-store services including fresh bakery, full-service deli and meat departments, pharmacy and banking. CUB Foods, based in Stillwater, Minnesota, was established in 1968 as one of the nation’s first discount grocery stores. CUB Foods was purchased in 1980 by SUPERVALU and currently operates 67 corporately-owned and franchised stores in Minnesota and Illinois. For company news and information, follow us on Twitter at @CubFoods and Facebook at www.facebook.com/Cub, or visit our website at Cub.com.

About SUPERVALU INC.

SUPERVALU Inc. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,339 stores composed of 1,819 independent stores serviced primarily by the Company’s food distribution business, 1,330 Save-A-Lot stores, of which 948 are operated by licensee owners; and 190 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, relationships with Albertson’s LLC and New Albertson’s Inc., disruption of information technology systems, governmental regulation, food and drug safety issues, legal proceedings, severe weather, natural disasters and adverse climate changes, disruption to supply chain and distribution network, changes in military business, adequacy of insurance, volatility in fuel and energy costs, asset impairment charges, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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For Investors:

Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com

For Media:
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com

-or-

Luke Friedrich, 952-903-1657

Luke.m.friedrich@supervalu.com